UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2016

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2016, we entered into definitive agreements with Interstate Battery System International, Inc. and its wholly-owned subsidiary (“Interstate Battery”) and other investors for the sale of approximately $15.1 million of our equity and debt securities, including a $10 million investment by Interstate Battery. We also entered into a supply agreement with Interstate Battery pursuant to which Interstate Battery has agreed to supply us with used lead acid batteries (“LABs”) as feedstock for our AquaRefineries. The investment transactions closed on May 24, 2016.

Interstate Battery Agreements

Supply Agreement

We have entered into a Supply Agreement dated May 18, 2016 with Interstate Battery pursuant to which Interstate Battery has agreed to sell to us, and we have agreed to buy from Interstate Battery, used LABs. Interstate Battery will sell us used LABs on a cost-plus basis and the agreement subjects us and Interstate Battery to certain minimum purchase and sale requirements. Pursuant to the agreement, we have granted Interstate Battery limited rights to supply a portion of our future AquaRefineries. Our agreement with Interstate Battery is for an initial term of 18 months and will be subject to automatic renewals thereafter unless either party elects to terminate the agreement. The agreement allows each party the right to seek early termination based on certain commercial contingencies. The Supply Agreement contains representations, warranties and indemnities that are customary to commercial agreements of this nature.

Investment Agreement

We have entered into a Credit Agreement dated May 18, 2016 with Interstate Battery pursuant to which Interstate Battery loaned us $5,000,000 in consideration of our issuance of a secured convertible promissory note in the original principal amount of $5,000,000. The note bears interest at the rate of eleven percent (11%) per annum, compounding monthly, and all interest is payable upon the earlier of maturity or conversion of the principal amount. The loan matures on May 24, 2019. The outstanding principal is convertible into shares of our common stock at a conversion price of $7.12 per share. Our obligations under the note and Credit Agreement are secured by a second priority lien on the real estate, fixtures and equipment at our recycling facility at McCarran, Nevada. The Credit Agreement includes representations, warranties, and affirmative and negative covenants that are customary of institutional credit agreements.

Pursuant to the Credit Agreement, we also issued to Interstate Battery two common stock purchase warrants, including:

•	a warrant to purchase 702,247 shares of our common stock, at an exercise price of $7.12 per share, that is exercisable upon grant and expires on May 24, 2018; and

•	a warrant to purchase 1,605,131 shares of our common stock, at an exercise price of $9.00 per share, that is exercisable commencing November 24, 2016 and expires on May 24, 2019.

The warrants contain cashless exercise and standard anti-dilution adjustment provisions. The $7.12 per share price represents a slight premium to the 30-day volume-weighted average price of our common stock as of April 12, 2016, which was the day the parties agreed in principle to pricing of the Interstate investment.  If Interstate converts its convertible note and exercises both warrants in their entirety, it will own slightly less than 20% of our common stock at an average price per share of approximately $7.93.

We also entered into a Stock Purchase Agreement dated May 18, 2016 with Interstate Battery pursuant to which we issued and sold to Interstate Battery 702,247 shares of our common stock at $7.12 per share for the gross proceeds of approximately $5,000,000. The Stock Purchase Agreement includes customary representations, warranties, and covenants by Interstate Battery and us, and an indemnity from us in favor of Interstate Battery.

In connection with the investment transactions, we also entered into an Investors Rights Agreement dated May 18, 2016 with Interstate Battery pursuant to which we granted Interstate Battery customary demand and piggyback registration rights, limited board observation rights over the next three years and limited preemptive rights allowing Interstate Battery the right to purchase its proportional share of certain future equity issuances by us over the next three years. The Investor Rights Agreement also provides that we must make certain payments as liquidated damages to Interstate Battery if we fail to timely file the registration statement in response to a demand registration or if Rule 144 under the Securities Act of 1933 (“Securities Act”) should become unavailable for the resale of the common shares.

Pursuant to the Investor Rights Agreement, we have agreed to procure directors and officers insurance coverage of Interstate Battery’s board observer within 20 business days following the date of the agreement. We have also agreed to compensate Interstate Battery should either Stephen Clarke, our current chief executive officer, or Selwyn Mould, our current chief operating officer, no longer hold such positions or no longer devote substantially all of their business time and attention to our company, whether as a result of resignation, death, disability or otherwise (such an event referred to as a “key-man event”. We have agreed to pay Interstate Battery $2,000,000, per occurrence, if either officer is subject to a key-man event during the two years following May 18, 2016. We have also agreed to pay Interstate Battery $2,000,000 if either or both officers are subject to a key-man event during the third year following May 18, 2016.

The investment transactions with Interstate Battery closed on May 24, 2016. There were no sales commissions paid by us in connection with our sale of securities to Interstate Battery.

National Securities Placement

On May 18, 2016, we entered into a Stock Purchase Agreement and a Registration Rights Agreement with certain accredited investors pursuant to which we issued and sold to the investors 719,333 shares of our common stock at a price of $7.12 per share for the gross proceeds of $5,121,651. The Stock Purchase Agreement includes customary representations, warranties, and covenants by the investors and us, and an indemnity from us in favor of the investors. Pursuant to the terms of the Registration Rights Agreement, we agreed to cause a resale registration statement covering the common shares to be filed by August 1, 2016. The Registration Rights Agreement also provides that we must make certain payments as liquidated damages to the investors if we fail to timely file the registration statement or if Rule 144 under the Securities Act should become unavailable for the resale of the common shares. The private placement closed on May 24, 2016.

National Securities Corporation acted as placement agent for the private placement and received sales commission in the amount of six percent (6%) of the gross proceeds, or a total of $307,299 in commissions from us. In addition, we reimbursed National Securities for its out-of-pocket expenses and legal fees in the aggregate amount of $32,645.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 18, 2016, we entered into a Credit Agreement with Interstate Battery pursuant to which Interstate Battery provided us with a loan in the original principal amount of $5,000,000. The terms of the loan are described in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities

On May 24, 2016, we issued to Interstate Battery 702,247 shares of our common stock, warrants to purchase 2,307,378 shares of our common and a secured convertible promissory note in the original principal amount of $5,000,000. We also issued and sold to certain accredited investors 719,333 shares of our common stock. The terms of the security issuances are described in Item 1.01 above. The securities were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 24 , 2016	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer